Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Fourth Quarter and Fiscal Year 2016 Financial Results

COSTA MESA, CA – March 9, 2017 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period and 52-week period ended December 28, 2016.

Highlights for the fourth quarter ended December 28, 2016, compared to the fourth quarter ended December 30, 2015 were as follows:

•	Total revenue increased 7.2% to $92.5 million compared to $86.3 million in the prior year.

•	System-wide comparable restaurant sales decreased 1.3%, including a 0.6% decrease for company-operated restaurants, and a 1.9% decrease for franchised restaurants.

•	Net income was $0.4 million, or $0.01 per diluted share, compared to $5.4 million, or $0.14 per diluted share in the prior year. Fourth quarter 2016 results included a $5.9 million pre-tax expense related to the full or partial impairment of the assets of 7 restaurants.

•	Pro forma net income(1) was $4.6 million, or $0.12 per diluted share, compared to $6.0 million, or $0.15 per diluted share in prior year.

•	Adjusted EBITDA(1) was $14.3 million compared to $15.2 million in the prior year.

(1)	Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Highlights for the fiscal year ended December 28, 2016, compared to the fiscal year ended December 30, 2015 were as follows:

•	Total revenue increased 7.1% to $380.1 million compared to $355.1 million.

•	System-wide comparable restaurant sales grew 0.9%, including a 0.6% increase for company-operated restaurants, and a 1.1% increase for franchised restaurants.

•	Net income was $18.3 million, or $0.47 per diluted share, compared to $24.1 million, or $0.62 per diluted share in the prior year.

•	Pro forma net income(1) was $25.6 million, or $0.66 per diluted share, compared to $27.5 million, or $0.71 per diluted share.

•	Adjusted EBITDA(1) was $65.6 million compared to $65.5 million in the prior year.

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “ We remain focused on differentiating El Pollo Loco from other QSR and Fast Causal concepts. Initiatives such as our authentic advertising campaign, highlighting our differentiated offering, our recently launched mobile and online ordering app, our upcoming delivery test, and our future launch of a loyalty program are all aimed at increasing our value equation, thereby strengthening the brand and driving financial results.”

Sather continued, “During the quarter we opened 8 new company-operated restaurants along with 7 new franchised locations, bringing our 2016 company-operated and franchised development totals to 18 and 13, respectively. In 2017, we expect to open 15-20 new company-operated locations and 8-12 franchised restaurants. We continue to work to partner with high quality franchisees as we strengthen our pipeline.”

Fourth Quarter 2016 Financial Results

Company-operated restaurant revenue in the fourth quarter of 2016 increased 7.1% to $86.5 million, compared to $80.7 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 29 new restaurants opened during and subsequent to the fourth quarter of 2015.

Comparable company-operated restaurant sales in the fourth quarter decreased 0.6%, driven by a 0.6% decrease in traffic and flat average check.

Franchise revenue in the fourth quarter of 2016 increased 7.8% to $6.0 million, compared to $5.6 million in the fourth quarter of 2015.

Franchised comparable restaurant sales decreased 1.9% during the quarter. The growth in franchise revenue was largely driven by the contribution from the 16 new restaurants opened during and subsequent to the fourth quarter of 2015 partially offset by a decrease in comparable restaurant sales.

Restaurant contribution was $16.0 million or 18.5% of company-operated restaurant revenue, compared to $17.4 million, or 21.5% of company-operated restaurant revenue in the fourth quarter of 2015. The decrease in restaurant contribution margin was primarily the result of increased labor and occupancy and other operating expenses, and higher costs associated with new restaurants opened in 2015 and 2016 coupled with a decrease in comparable restaurant sales. This was partially offset by an improvement in food and paper costs.

During the fourth quarter of 2016, the Company recorded a $5.9 million expense related to the full or partial impairment of the assets of 7 restaurants in Texas and California.

Net income for the fourth quarter of 2016 was $0.4 million, or $0.01 per diluted share, compared to net income of $5.4 million, or $0.14 per diluted share in the fourth quarter of 2015. Pro forma net income was $4.6 million, or $0.12 per diluted share during the fourth quarter of 2016, compared to $6.0 million, or $0.15 per diluted share during the fourth quarter of 2015. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2017 Outlook

The Company expects 2017 pro forma diluted net income per share ranging from $0.65 to $0.69. This compares to pro forma diluted net income per share of $0.66 in 2016. Pro forma net income guidance for fiscal year 2017 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of flat to 2%;

•	The opening of 15-20 new company-owned restaurants and 8-12 new franchised restaurants;

•	Restaurant contribution margin of 20.4% to 20.8%;

•	G&A expenses of between 8.5% and 8.7% of total revenue, which assumes that legal fees related to securities class action litigation will be minimal;

•	Pro forma income tax rate of 39.5%; and

•	Adjusted EBITDA of between $67.0 and $70.0 million.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At December 28, 2016, there were 169 restaurants in our comparable company-operated restaurant base and 409 restaurants in our comparable system restaurant base.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income reflects (i) costs related to loss on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds for the reimbursement of property and equipment, and expenses related to a fire at one of our restaurants in 2015, (v) professional fees incurred as a result of the block trade of 5.96 million common shares in the second quarter of 2015, (vi) gain on the disposition of restaurants, and (vii) provision for income taxes at a normalized tax rate of 40.0%, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call to discuss financial results for the fourth quarter of 2016 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13653732. The replay will be available until Thursday, March 23, 2017. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 460 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 28, 2016, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Investor Contact:

Fitzhugh Taylor, ICR

fitzhugh.taylor@icrinc.com

714-599-5200

Media Contact:

Christine Beggan, ICR

loco@icrinc.com

203-682-8200

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2016		December 30, 2015		December 28, 2016		December 30, 2015
	$	%	$	%	$	%	$	%
Revenue:
Restaurant revenue	$86,484	93.5%	$80,746	93.6%	$355,468	93.5%	$332,040	93.5%
Franchise revenue	5,995	6.5%	5,561	6.4%	24,655	6.5%	23,017	6.5%

Total revenue	92,479	100.0%	86,307	100.0%	380,123	100.0%	355,057	100.0%
Costs of operations:
Food and paper cost (1)	26,458	30.6%	25,368	31.4%	107,218	30.2%	105,917	31.9%
Labor and related expenses (1)	24,148	27.9%	20,738	25.7%	97,471	27.4%	84,231	25.4%
Occupancy and other operating expenses (1)	19,862	23.0%	17,246	21.4%	78,263	22.0%	69,977	21.1%
Gain on recovery of insurance proceeds (1)	—	—	—	—	(502)	-0.1%	—	—

Company restaurant expenses (1)	70,468	81.5%	63,352	78.5%	282,450	79.5%	260,125	78.3%
General and administrative expenses	8,885	9.6%	8,791	10.2%	34,661	9.1%	28,997	8.2%
Franchise expenses	863	0.9%	836	1.0%	3,823	1.0%	3,456	1.0%
Depreciation and amortization	4,257	4.6%	3,468	4.0%	16,053	4.2%	13,092	3.7%
Loss on disposal of assets	150	0.2%	44	0.1%	674	0.2%	471	0.1%
Expenses related to fire loss	—	—	—	—	48	—	—	—
Gain on recovery of insurance proceeds	—	—	—	—	(741)	-0.2%	—	—
Asset impairment and closed-store reserves	5,930	6.4%	68	0.1%	8,554	2.3%	92	0.0%

Total expenses	90,553	97.9%	76,559	88.7%	345,522	90.9%	306,233	86.2%

Gain on disposition of restaurants	—	—	—	—	28	—	—	—

Income from operations	1,926	2.1%	9,748	11.3%	34,629	9.1%	48,824	13.8%
Interest expense, net	714	0.8%	672	0.8%	3,155	0.8%	3,707	1.0%
Expenses related to selling shareholders	—	—	—	—	—	—	50	0.0%
Income tax receivable agreement (income) expense	(59)	-0.1%	(867)	-1.0%	352	0.1%	156	0.0%

Income before provision for income taxes	1,271	1.4%	9,943	11.5%	31,122	8.2%	44,911	12.6%
Provision for income taxes	853	0.9%	4,576	5.3%	12,783	3.4%	20,857	5.9%

Net Income	$418	0.5%	$5,367	6.2%	$18,339	4.8%	$24,054	6.8%

Net income per share:
Basic	$0.01		$0.14		$0.48		$0.63
Diluted	$0.01		$0.14		$0.47		$0.62
Weighted average shares used incomputing net income per share:
Basic	38,437,020		38,284,435		38,357,805		37,949,316
Diluted	39,108,967		38,965,248		39,026,950		39,039,558

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	December 28, 2016	December 30, 2015
Selected Balance Sheet Data:
Cash and cash equivalents	$2,168	$6,101
Total assets	471,305	461,028
Total debt	104,461	123,638
Total liabilities	206,123	216,395
Total stockholders’ equity	265,182	244,633

	Fifty-Two Weeks Ended
	December 28, 2016	December 30, 2015
Selected Operating Data:
Company-operated restaurants at end of period	201	186
Franchised restaurants at end of period	259	247
Company-operated:
Comparable restaurant sales growth	0.6%	1.0%
Restaurants in the comparable base	169	160

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(dollar amounts in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2016	December 30, 2015	December 28, 2016	December 30, 2015
Adjusted EBITDA:
Net income, as reported	$418	$5,367	$18,339	$24,054
Provision for income taxes	853	4,576	12,783	20,857
Interest expense, net	714	672	3,155	3,707
Depreciation and amortization	4,257	3,468	16,053	13,092

EBITDA	6,242	14,083	50,330	61,710
Stock-based compensation expense	819	(69)	1,063	539
Loss on disposal of assets	150	44	674	471
Expenses related to fire loss	—	—	48	—
Gain on recovery of insurance proceeds	—	—	(741)	—
Asset impairment and closed-store reserves	5,930	68	8,554	92
Pre-opening costs	849	985	2,624	1,456
Gain on disposition of restaurants	—	—	(28)	—
Expenses related to selling shareholders	—	—	—	50
Income tax receivable agreement (income) expense	(59)	(867)	352	156
Securities class action legal expense	369	993	2,696	993

Adjusted EBITDA	$14,300	$15,237	$65,572	$65,467

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2016	December 30, 2015	December 28, 2016	December 30, 2015
Pro forma net income:
Net income, as reported	$418	$5,367	$18,339	$24,054
Provision for taxes, as reported	853	4,576	12,783	20,857
Gain on disposition of restaurants	—	—	(28)	—
Income tax receivable agreement (income) expense	(59)	(867)	352	156
Expenses related to selling shareholders	—	—	—	50
Loss on disposal of assets	150	44	674	471
Expenses related to fire loss	—	—	48	—
Gain on recovery of insurance proceeds	—	—	(741)	—
Asset impairment and closed-store reserves	5,930	68	8,554	92
Securities class action legal expense	369	993	2,696	993
Provision for income taxes	(3,064)	(4,174)	(17,071)	(19,136)

Pro forma net income	$4,597	$6,007	25,606	27,537

Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.12	$0.16	$0.67	$0.73

Diluted	$0.12	$0.15	$0.66	$0.71

Weighted-average shares used in computing pro forma net income per share
Basic	38,437,020	38,284,435	38,357,805	37,949,316
Diluted	39,108,967	38,965,248	39,026,950	39,039,558